================================================================================

         THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.



                 ***********************************************

                        DIAMOND MULTIMEDIA SYSTEMS, INC.

                       FIRST COMMON STOCK PURCHASE WARRANT

                 ***********************************************


         This certifies that, for good and valuable consideration, Diamond Multimedia Systems, Inc., a Delaware corporation ("Diamond" or the "Company"), grants to S3 Incorporated, a Delaware corporation ("S3" or the "Warrantholder"), the right to subscribe for and purchase from the Company the number of fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, $0.001 par value (the "Common Stock") specified herein, at the purchase price per share (the "Exercise Price") determined as set forth herein, exercisable, subject to the restrictions set forth herein, during the period (the "Exercise Period") set forth in Section 1.4 hereof, all subject to the terms, conditions and adjustments herein set forth. This Warrant (the "First Warrant") is issued in connection with and pursuant to that certain Loan Agreement (the "Loan Agreement"), dated as of June 10, 1999, by and between the Company and S3. Certain capitalized terms used herein are defined in Section 8 hereof. Capitalized terms used herein not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.


================================================================================

1.       Exercise of Warrant.
         -------------------

1.1      Duration and Exercise of Warrant.
         --------------------------------

     (a) Cash Exercise. This Warrant may be exercised by the Warrantholder by
(i) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period and (ii) the delivery of payment to the Company, for the account of the Company, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form,
(A) by wire transfer of immediately available funds to a bank account specified by the Company; (B) by certified or bank cashier's check; (C) by cancellation of indebtedness under the Loan Agreement, or (D) of any other amount due to the Warrantholder under any other contract (including any purchase order) pursuant to which the Warrantholder does business with the Company not paid within twenty
(20) days of when due, or as otherwise mutually agreed to between the parties. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder as promptly as practicable. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

     (b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to
Section 1.1(a), this Warrant may be exercised by the Warrantholder by the surrender of this Warrant to the Company, with a duly executed Exercise Form marked to reflect Net Issue Exercise and specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. Upon such exercise, the Warrantholder shall be entitled to receive shares equal to the value of this Warrant (or the portion hereof being exercised) computed as of the date of surrender of this Warrant to the Company using the following formula:

                  X = Y x (A-B)
                      ---------
                         A

Where    X =      the number of shares of Common Stock to be issued to
                  Warrantholder under this Section 1.1(b);

         Y = the number of shares of Common Stock otherwise purchasable under this Warrant (at the date of such calculation);

         A = the fair market value of one share of Common Stock (at the date of such calculation);

         B = the Exercise Price (as adjusted to the date of such calculation).

     (c) Fair Market Value. For purposes of Section 1.1(b) "fair market value" of one share of Common Stock shall mean:

          (i) the average closing price per share of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading for the ten (10) Trading Day period ending on the date of exercise, or,

          (ii) if not listed or traded on any such exchange, the average last reported sales price per share of the Common Stock on the Nasdaq National Market or The Nasdaq SmallCap Market (collectively, "Nasdaq") for the ten
     (10) Trading Day period ending on the date of exercise, or,

          (iii) if not listed or traded on any such exchange or Nasdaq, the average of the mean of the bid and asked prices per share of the Common Stock as reported in the OTC Bulletin Board or, if not so reported, in the "pink sheets" published by the National Quotation Bureau, Inc. for the ten
     (10) Trading Day period ending on the date of exercise, or,

          (iv) if such quotations are not available, the fair market value per share of the Common Stock on the date such notice was received by the Company as reasonably determined by the Board of Directors of the Company.

     1.2 Number of Warrant Shares. This Warrant shall entitle the Warrantholder to purchase 1,165,501 shares of Common Stock.

     1.3 Exercise Price. The Exercise Price shall be equal to $4.29 (the "Exercise Price"). From and after the issuance of this Warrant, the Exercise Price shall be adjusted in accordance with Section 6 hereof.

     1.4 Term of Warrant and Exercisability.

     (a) Term of Warrant. This Warrant shall terminate on the later of (i) June 10, 2000; (ii) the date on which the indebtedness of the Company to the Warrantholder under the Loan Agreement is paid in full; provided, however, that this Warrant shall terminate upon the consummation of an S3 Acquisition. Nothing in this Section 1.4(a), however, shall require S3 or Diamond to negotiate or enter into an agreement providing for the merger of Diamond with S3 (directly or indirectly), and neither party shall have any liability for failing to do so. The parties' rights and obligations under Sections 2, 8 and 9 hereof shall survive the termination of this Warrant.

     (b) Exercisability. This Warrant shall be immediately exercisable, during the Exercise Period, in whole or in part as to ninety-nine percent (99%) of the Warrant Shares. This

Warrant shall become exercisable, during the Exercise Period, as to the remaining one percent (1%) of the Warrant Shares upon a Change of Control of Diamond. Notwithstanding anything to the contrary herein, this Warrant may not be exercised prior to June 15, 1999.

     1.5 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

     1.6 Information. Upon receipt of a written request from a Warrantholder, the Company agrees to deliver promptly to such Warrantholder a copy of its current publicly available financial statements and to provide such other publicly available information concerning the Company as such Warrantholder may reasonably request (if electronic access to such information via EDGAR is not then generally available to the public) in order to assist the Warrantholder in evaluating the merits and risks of exercising the Warrant and to make an informed investment decision in connection with such exercise.

     2. Registration Under the Securities Act of 1933.

     2.1 Piggyback Registration.

     (a) Right to Include Registrable Securities. If at any time or from time to time prior to the fifth anniversary of the date hereof, the Company proposes to register any of its securities under the Securities Act on any form for the registration of securities under such Act, whether or not for its own account (other than by a registration statement on Form S-8 or other form which does not include substantially the same information as would be required in a form for the general registration of securities or would not be available for the Registrable Securities) (a "Piggyback Registration"), it shall as expeditiously as reasonably possible give written notice to all Holders of its intention to do so and of such Holders' rights under this Section 2.1. Such rights are referred to hereinafter as "Piggyback Registration Rights." All references to "Warrant Shares" and "Warrants" for purposes of this Article 2 shall refer to any such shares or warrants issued by Diamond to S3. Upon the written request of any such Holder made within ten (10) days after receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company shall include in the Registration Statement the Registrable Securities which the Company has been so requested to register by the Holders thereof and the Company shall keep such registration statement in effect and maintain compliance with each federal and state law or regulation for the period necessary for such Holder to effect the proposed sale or other disposition (but in no event for a period greater than ninety (90) days).

     (b) Withdrawal of Piggyback Registration by Company. If, at any time after giving written notice of its intention to register any securities in a Piggyback Registration but prior to the effective date of the related Registration Statement, the Company shall determine for any reason not to register such securities, the Company shall give notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securi-ties in connection with such Piggyback Registration. All best efforts obligations of the Company pursuant to Section 2.4 shall cease if the Company determines to terminate prior to such effective date any registration where Registrable Securities are being registered pursuant to this Section 2.1.

     (c) Piggyback Registration of Underwritten Public Offerings. If a Piggyback Registration involves an offering by or through underwriters, then (i) all Holders requesting to have their Registrable securities included in the Company's Registration Statement must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to other selling shareholders and (ii) any Holder requesting to have his or its Registrable Securities included in such Registration Statement may elect in writing, not later than seven (7) Business Days prior to the effectiveness of the Registration Statement filed in connection with such registration, not to have his or its Registrable Securities so included in connection with such registration.

     (d) Payment of Registration Expenses for Piggyback Registration. The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to a Piggyback Registration Right contained in this Section 2.1.

     (e) Priority in Piggyback Registration. If a Piggyback Registration involves an offering by or through underwriters, the Company, except as otherwise provided herein, shall not be required to include Registrable Securities therein if and to the extent the underwriter managing the offering reasonably believes in good faith and advises each Holder requesting to have Registrable Securities included in the Company's Registration Statement that such inclusion would materially adversely affect such offering; provided that
(i) if other selling shareholders who are employees, officers, directors or other affiliates of the Company have requested registration of securities in the proposed offering, the Company will reduce or eliminate such other selling shareholders' securities before any reduction or elimination of Registrable Securities; and (ii) any such reduction or elimination (after taking into account the effect of clause (i)) shall be pro rata to all other holders of the securities of the Company exercising "Piggyback Registration Rights" similar to those set forth herein in proportion to the respective number of shares they have requested to be registered.

     2.2 Demand Registration.

     (a) Request for Registration. Unless this Warrant is exercised pursuant to
Section 1.1(b) hereof, if, at any time prior to the fifth anniversary of the date hereof, Holders holding the greater of (i) at least twenty-five percent (25%) of the combined total of Warrant Shares issuable and Warrant Shares outstanding pursuant to the First Warrant and any subsequent warrant issued by Diamond to S3 or (ii) one hundred percent (100%) of such shares issued or issuable pursuant to the First Warrant, at such time request that the Company file a registration statement on Form S-3 (or Form S-1 if Form S-3 is not then available to the Company) under the Securities Act, as soon as practicable thereafter the Company shall use its commercially reasonable efforts to file a registration statement with respect to all Warrant Shares that it has been so requested to include (the "Demand Registration") and obtain the effectiveness thereof, and to take all other action necessary under any federal or state law or regulation to permit the Warrant Shares that are held and/or that may be acquired upon the exercise of the Warrants specified in the notices of the

Holders or holders thereof to be sold or otherwise disposed of, and the Company shall maintain such compliance with each such federal and state law and regulation for the period necessary for such Holders or holders to effect the proposed sale or other disposition, which period shall be not less than thirty
(30) days; provided, however, the Company shall be entitled to defer such registration for a period of up to forty-five (45) days if and to the extent that its Board of Directors shall determine that such registration would interfere with a pending corporate transaction. The Company shall also promptly give written notice to the Holders and the holders of any other Warrants and/or the holders of any Warrant Shares who or that have not made a request to the Company pursuant to the provisions of this Section 2.2(a) of its intention to effect any required registration or qualification, and shall use its commercially reasonable efforts to effect as expeditiously as possible such registration or qualification of all such other Warrant Shares that are then held and/or that may be acquired upon the exercise of the Warrants, the Holder or holders of which have requested such registration or qualification within fifteen (15) days after such notice has been given by the Company. The Company shall be required to effect a registration or qualification pursuant to this
Section 2.2(a) on a total of one (1) occasion.

     (b) Payment of Registration Expenses for Demand Registration. The Company shall pay all Registration Expenses in connection with the Demand Registration.

     (c) Selection of Underwriters. If the Demand Registration is requested to be in the form of an underwritten offering, the managing underwriter shall be selected by the Holders of a majority of the Warrant Shares to be registered. Such selection shall be subject to the Company's consent, which consent shall not be unreasonably withheld.

     (d) Procedure for Requesting Demand Registration. Any request for a Demand Registration shall specify the aggregate number of the Registrable Securities proposed to be sold and the intended method of disposition. Within ten (10) days after receipt of such a request the Company will give written notice of such registration request to all Holders, and the Company will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) Business Days after the date on which such notice is given by the Company. Each such request shall also specify the aggregate number of Registrable Securities to be registered and the intended method of disposition thereof.

     2.3 Registration Procedures. If and whenever the Company is required to use its commercially reasonable efforts to take action pursuant to any federal or state law or regulation to permit the sale or other disposition of any Registrable Securities that are then held or that may be acquired upon exercise of the Warrants in order to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Article 2, the Company shall, as expeditiously as practicable:

     (a) prepare and file with the SEC, as soon as practicable within forty-five
(45) days after the end of the period within which requests for registration may be given to the Company (but subject to the provision for deferral contained in Section 2.2(a) hereof) a Registration Statement or Registration Statements relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, subject to Section 2.1(e) hereof, and use its commercially reasonable efforts to cause such Registration Statements to become effective; provided that before filing a Registration Statement or Prospectus or any amendment or supplements thereto, including documents incorporated by reference after the initial filing of any Registration Statement, the Company will furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents provided to be filed, which documents will be subject to the review of such Holders and underwriters;

     (b) prepare and file with the SEC such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement effective for a period of thirty (30) days; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

     (c) notify the selling Holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective;
(ii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iv) if at any time the representations and warranties of the Company contemplated by paragraph (m) below cease to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

     (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

     (e) if reasonably requested by the managing underwriters, immediately incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters believe (on advice of counsel) should be included therein as required by applicable law relating to such sale of Registrable Securities, including, without limitation, information with respect to the purchase price being paid for the Registrable Securities by such underwriters and with respect to any other terms of the underwritten (or "best-efforts" underwritten) offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

     (f) furnish to each selling Holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     (g) deliver to each selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of such Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

     (h) prior to any public offering of Registrable Securities, cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder or underwriter reasonably requests in writing, keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that the Company will not be required to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject the Company to general service of process in any jurisdiction where it is not at the time so subject;

     (i) cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

     (j) use its commercially reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

     (k) upon the occurrence of any event contemplated by Section 2.3(c)(vi) above, prepare a supplement or post-effective amendment to the applicable Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such that the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

     (l) with respect to each issue or class of Registrable Securities, use its commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed if requested by the Holders of a majority of such issue or class of Registrable Securities;

     (m) enter into such agreements (including an underwriting agreement) and take all such other action reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, if the registration is in connection with an underwritten offering (i) make such representations and warranties to the underwriters, in such form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions in form, scope and substance shall be reasonably satisfactory to the underwriters) addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; (iii) obtain "cold comfort" letters and updates thereof from the Company's accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with underwritten offerings; (iv) set forth in full in any underwriting agreement entered into the indemnification provisions and procedures of Section 2.4 hereof with respect to all parties to be indemnified pursuant to said Section; and (v) deliver such documents and certificates as may be reasonably requested by the underwriters to evidence compliance with clause
(i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; the above shall be done at each closing under such underwriting or similar agreement or as and to the extent required hereunder;

     (n) make available for inspection by one or more representatives of the Holders of Registrable Securities being sold, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by such Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representatives, in connection with such; and

     (o) otherwise use its commercially reasonable efforts to comply with all applicable federal and state regulations; and take such other action as may be reasonably necessary to or advisable to enable each such Holder and each such underwriter to consummate the sale or disposition in such jurisdiction or jurisdiction in which any such Holder or underwriter shall have requested that the Registrable Securities be sold.

     Except as otherwise provided in this Agreement, the Company shall have sole control in connection with the preparation, filing, withdrawal, amendment or supplementing of each Registration Statement, the selection of underwriters, and the distribution of any preliminary Prospectus included in the Registration Statement, and may include within the coverage thereof additional shares of Common Stock or other securities for its own account or for the account of one or more of its other security holders.

         The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information as may otherwise be required by the Securities Act to be included in such Registration Statement.

     2.4 Indemnification.

     (a) Indemnification by Company. In connection with each Registration Statement relating to disposition of Registrable Securities, the Company shall indemnify and hold harmless each Holder and each underwriter of Registrable Securities and each Person, if any, who controls such Holder or underwriter (within the meaning of section 15 of the Securities Act or section 20 of the Exchange Act) against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Holder or underwriter (or any person controlling such Holder or underwriter within the meaning of section 15 of the Securities Act or section 20 of the Exchange Act) on account of any losses, claims, damages or liabilities arising from the sale of the Registrable Securities if such untrue statement or omission or alleged untrue statement or omission was made in such Registration Statement, Prospectus or preliminary Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by such Holder or underwriter specifically for use therein; provided, further, that the Company shall not be liable to such Holder or any underwriter (or any person controlling such Holder or underwriter) with respect to any such untrue statement or alleged untrue statement or omission made in any preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased shares of the Common Stock from such Holder or underwriter but was not given a copy of the Prospectus (as amended or supplemented) in any case where such delivery of the Prospectus (as amended or supplemented) was required by the Securities Act. The Company shall also indemnify selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of section 15 of the Securities Act or section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities, if requested. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

     (b) Indemnification by Holder. In connection with each Registration Statement, each Holder shall indemnify, to the same extent as the indemnification provided by the Company in Section 2.4(a), the Company, its directors and each officer who signs the Registration Statement and each Person who controls the Company (within the meaning of section 15 of the Securities

Act and section 20 of the Exchange Act) but only insofar as such losses, claims, damages and liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in the Registration Statement, the Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing by such Holder to the Company specifically for use therein. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus, Registration Statement or preliminary Prospectus or any amendment thereof or supplement thereto.

     (c) Conduct of Indemnification Procedure. Any party that proposes to assert the right to be indemnified hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 2.4(a) or 2.4(b) shall be available to any party who shall fail to give notice as provided in this Section 2.4(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnified party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

     (d) Contribution. In connection with each Registration Statement relating to the disposition of Registrable Securities, if the indemnification provided for in Section 2.4(a) or 2.4(b) hereof is unavailable to an indemnified party thereunder in respect to any losses, claims, damages or liabilities referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraphs (a) or (b) of this Section 2.4 in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     (e) Underwriting Agreement to Control. Notwithstanding the foregoing provisions of this Section 2.4, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with the underwritten public offering of the Registrable Securities are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

     (f) Specific Performance. The Company and the Holder acknowledge that remedies at law for the enforcement of this Section 2.4 may be inadequate and intend that this Section 2.4 shall be specifically enforceable.

     (g) Survival of Obligations. The obligations of the Company and the Holder under this Section 2.4 shall survive the completion of any offering of Registrable Securities pursuant to a Registration Statement under this Article 2, and otherwise.

     2.5 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     2.6 Restrictions on Transfer; Compliance with Securities Laws. This Warrant and the Warrant Shares issued upon the exercise of the Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). The Warrantholder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, and for investment, and that the Warrantholder will not offer, sell or otherwise dispose of any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws. Upon exercise of this Warrant, the Warrantholder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

     2.7 Restrictive Legends. This Warrant shall (and each Warrant issued upon transfer in whole or in part of this Warrant pursuant to this Section 2 or issued in substitution for this Warrant pursuant to Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

     "THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

     Notwithstanding the foregoing, the Warrantholder may require the Company to issue a stock certificate for Warrant Shares without a legend if (i) such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto) or (ii) the Warrantholder has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required with respect to such Warrant Shares.

     3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Warrantholder (except as otherwise may be prohibited, restricted or limited by law or any rule or regulation of a regulatory entity) as follows:

     3.1 Organization; Authority Relative to this Warrant. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to execute and deliver this Warrant, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Warrant by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Warrant has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and by general equitable principles.

     3.2 Authority to Issue Shares. The Company has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the end of the Exercise Period shall have reserved, all the Warrant Shares issuable pursuant to this Warrant. All of the shares of Common Stock issuable under this Warrant, upon their issuance and delivery in accordance with the terms of this Warrant, will be duly authorized, validly issued, fully paid and nonassessable, will be delivered free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Warrantholder's voting rights, charges, adverse rights and other encumbrances of any nature whatsoever (other than this Warrant) and will not be subject to any preemptive rights.

     3.3 No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Warrant by the Company does not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or bylaws of the Company, (ii) assuming that all consents and filings described in Section 3.3(b) have been obtained or made, conflict with or violate any law applicable to the Company or by which any property or asset of the Company is bound or affected or (iii) result in any violation pursuant to, any note, bond, mortgage, indenture, contract, agreement , lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties may be bound or affected.

     (b) No consent of, or filing with, any governmental entity is required by the Company in connection with the execution and delivery of this Warrant, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby, except for (i) compliance with the Hart-Scott-Rodino Act and (ii) consents or filings the failure of which to be obtained or made would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated hereby or the performance by the Company of any of its obligations hereunder.

     3.4 Reservation and Registration of Shares, Etc. The Company covenants and agrees that all Warrant Shares which are issuable upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue. The Company further covenants and agrees that, during the Exercise Period, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant and will, at its expense, upon each such reservation of shares, procure such listing of such shares of Common Stock (subject to issuance or notice of issuance) as then may be required on all stock exchanges on which the Common Stock is then listed or on Nasdaq.

     4. Exchange, Loss or Destruction of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

     5. Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

     6. Certain Adjustments.

     6.1 Adjustments. The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

     (a) Stock Dividends. If at any time prior to the exercise of this Warrant in full (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (f).

     (b) Combination of Stock. If at any time prior to the exercise of this Warrant in full the number of shares of Common Stock outstanding shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (f).

     (c) Reorganization, etc. If at any time prior to the exercise of this Warrant in full any capital reorganization of the Company, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.

     (d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the fair market value of one share of Common Stock as of the date of exercise.

     (e) Carryover. Notwithstanding any other provision of this Section 6, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than one percent (1%) of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to one percent (1%) or more of the number of shares to be so delivered.

     (f) Exercise Price Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

     (g) No Duplicate Adjustments. Notwithstanding anything else to the contrary contained herein, in no event will an adjustment be made under the provisions of this Section 6 to the number of Warrant Shares issuable upon exercise of this Warrant or the Exercise Price for any event if an adjustment having substantially the same effect to the Warrantholder as any adjustment that otherwise would be made under the provisions of this Section 6 is made by the Company for any such event to the number of shares of Common Stock (or other securities) issuable upon exercise of this Warrant.

     6.2 No Adjustment for Dividends. Except as provided in Section 1 hereof or
Section 6.1 hereof, no adjustment in respect of any dividends shall be made during the term of the Warrant or upon the exercise of this Warrant.

     6.3 Notice of Adjustment. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments and a certificate of the chief financial officer of the Company setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

     7. Notices of Corporate Action. In the event of:

     (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

     (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any Change of Control, or

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten
(10) days prior to the date therein specified, in the case of any date referred to in the foregoing subdivision (i), and at least ten (10) days prior to the date therein specified, in the case of the date referred to in the foregoing subdivision (ii).

     8. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     Business Day: any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in the City of San Francisco, State of California.

     Change of Control: shall mean (i) the consolidation of the Company with or merger of the Company with or into any other person in which the Company is not the surviving corporation or in which the Company's stockholders prior to such transaction do not own, directly or indirectly, immediately after such transaction, fifty percent (50%) or more of the outstanding securities entitled to vote generally for the election of directors or similar managing authority of the surviving or resulting entity in such transaction, (ii) the sale of all or substantially all of the assets of the Company to any other person or (iii) any sale or transfer of any capital stock of the Company after the date of this Warrant, following which forty (40%) or more of the combined voting power of the Company becomes beneficially owned by one person or group acting together. For purposes of this definition of Change of Control, "group" shall have the meaning as such term is used in section 13(d) under the Exchange Act and the rules and regulations thereunder.

     Company: Diamond Multimedia Systems, Inc., a Delaware corporation.

     Exchange Act: the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to a comparable section, if any, of any successor federal statute.

     Exercise Form: an Exercise Form in the form annexed hereto as Exhibit A.

     Exercise Price: the meaning specified in Section 1.3, as such price may be adjusted pursuant to Section 6 hereof.

     Holder: shall mean a holder of Registrable Securities.

     Nasdaq: the meaning specified in Section 1.1(c)(ii).

     Person: shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

     Prospectus: shall mean any prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

     Registration Expenses: shall mean any and all expenses incurred in connection with any registration or action incident to performance of or compliance by the Company with Article 2, including, without limitation, (i) all SEC, national securities exchange and NASD registration and filing fees; all listing fees and all transfer agent fees;
(ii) all fees and expenses of complying with state securities or blue sky laws (including the fees and disbursements of counsel of the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, mailing, messenger and delivery expenses, (iv) all fees and disbursements of counsel for the Company and of its accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, and (v) any disbursements of underwriters customarily paid by issuers or sellers of securities including the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions, brokerage fees and transfer taxes, if any, and fees of counsel or accountants retained by the Holders of Registrable Securities to advise them in their capacity as Holders of Registrable Securities.

     Registrable Securities: shall mean any Warrant Shares issued to the Warrantholder, and/or other securities that may be or are issued by the Company upon exercise of this Warrant, including those which may thereafter be issued by the Company in respect of any such securities by means of any stock splits, stock dividends, recapitalizations, reclassifications or the like, and as adjusted pursuant to Article 6 hereof; provided, however, that as to any particular security contained in Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement; or (ii) they shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act.

     Registration Statement: shall mean any registration statement of the Company filed or to be filed with the SEC which covers any of the Registrable Securities pursuant to the provisions of this Warrant, including all amendments (including post-effective amendments) and supplements thereto, all exhibits thereto and all material incorporated therein by reference.

     SEC: the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

     Securities Act: the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any successor federal statute.

     S3 Acquisition: shall mean any transaction or series of related transactions involving: (i) any purchase from S3 or acquisition by any Person or "group" (as defined under section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a fifty percent (50%) interest in the total outstanding voting securities of S3 or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning fifty percent (50%) or more of the total outstanding voting securities of S3 or any merger, consolidation, business combination or similar transaction involving S3 in which the stockholders of S3 immediately prior to such transaction do not own, immediately after such transaction, at least a majority of the outstanding securities entitled to vote generally for the election of directors or similar managing authority of the surviving or resulting entity in such transaction; or (ii) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of all or substantially all of the assets of S3, other than to an entity of which at least a majority of the outstanding securities entitled to vote generally for the election of directors or similar managing authority are directly or indirectly owned or controlled by S3.

     Trading Day: any day other than a day on which securities are not traded, listed or reported on the principal securities exchange or securities market on which the Common Stock is traded, listed or reported.

     Warrantholder: the meaning specified on the cover of this Warrant.

     Warrant Shares: the meaning specified on the cover of this Warrant, subject to the provisions of Section 1 and Section 6 hereof.

     9. Miscellaneous.

     9.1 Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to this Warrant.

     9.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective successors. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

     9.3 Restrictions on Transferability. Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder (and any shares of common stock acquired upon exercise of this Warrant) may be transferred in whole or in part, only (a) to a wholly owned subsidiary of the Warrantholder, or (b) in a sale effectuated pursuant to Rule 144 promulgated under the Securities Act, or (c) in an offering registered under section 5 of the Securities Act.

     9.4 Amendments and Waivers. This Warrant may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Warrantholder. Either the Company or the Warrantholder may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

     9.5 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

     9.6 Further Assurances. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement.

     9.7 Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail, postage prepaid, or by facsimile (with electronic confirmation of successful transmission) to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

(a)  if to the Company,        Diamond Multimedia Systems, Inc.
     addressed to:             2880 Junction Avenue
                               San Jose, CA  95134
                               Attention:  President and Chief Executive Officer
                               Telecopier:  ___________________

(b)  if to the Warrantholder,  S3 Incorporated
     addressed to:             2801 Mission College Boulevard
                               Santa Clara, CA  95052-8058
                               Attention:  President and Chief Executive Officer
                               Telecopier:  ___________________


Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the third Business Day after the mailing thereof.

     9.8 Separability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

     9.9 Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of California (irrespective of its choice of law principles).

     9.10 No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

     Dated:  June 10, 1999.

                                        DIAMOND MULTIMEDIA SYSTEMS, INC.




                                       By       /s/ William J. Schroeder
                                          --------------------------------------
                                                  William J. Schroeder
                                           President and Chief Executive Officer

                                    EXHIBIT A


     THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                                  EXERCISE FORM
                                  -------------
                 (To be executed upon exercise of this Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase Warrant Shares and (check one):

     |_| herewith tenders payment for _______ of the Warrant Shares to the order of Diamond Multimedia Systems, Inc. in the amount of $_________ in accordance with the terms of this Warrant; or

     |_| herewith tenders this Warrant for _______ Warrant Shares pursuant to the Net Issue Exercise provisions of Section 1.1(b) of the Warrant.

     The undersigned requests that a certificate (or certificates) for such Warrant Shares be registered in the name of the undersigned and that such certificate (or certificates) be delivered to the undersigned's address below.

     In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Warrant Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Warrant Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     Dated: ___________________.


                                             -----------------------------------
                                                          Signature


                                             -----------------------------------
                                                         (Print Name)


                                             -----------------------------------
                                                       (Street Address)


                                             -----------------------------------
                                                  (City) (State) (Zip Code)

     If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.


                                      A-1